Spectral Capital Executes Binding Term Sheet to Acquire Snack Prompt

Aiming to Build the #1 SMB Platform for AI Workflow Automations

Seattle, WA — October 7, 2025 — Spectral Capital Corporation (OTCQB: FCCN) (“Spectral”) today announced it has executed a binding term sheet to acquire Snack Prompt Corp. (“Snack Prompt”), a fast-growing marketplace for AI workflow automations serving small and medium-sized businesses (SMBs). Under the term sheet, Spectral will acquire 100% of Snack Prompt’s equity for 10,000,000 shares of Spectral common stock (1,500,000 initial shares and up to 8,500,000 earn-out shares), and will commit up to $5,000,000 of growth capital subject to agreed milestones and audit conditions.

Spectral intends to leverage its extensive invention portfolio and pending patents—along with its proven innovation process—to help Snack Prompt become the leading platform for SMBs to discover and buy AI workflow automations. As part of the post-close plan, Spectral’s capital will accelerate product development, distribution partnerships, and vertical solutions tailored for core SMB functions such as marketing, customer support, finance, HR, and operations.

Snack Prompt also publishes a widely read AI industry newsletter that has consistently ranked among the top five AI newsletters by circulation. Upon closing, this audience will help the combined company engage a broader spectrum of customers and cross‑promote AI solutions across Spectral’s portfolio, increasing discovery and adoption for SMB buyers.

“This acquisition is about focus and scale,” said Jenifer Osterwalder, CEO of Spectral Capital. “SMBs don’t want tool sprawl—they want trusted, ready-to-use AI automations that drive measurable outcomes. By combining Snack Prompt’s marketplace and media reach with Spectral’s invention engine and pending patent estate, we’re positioned to lead the category and deliver practical AI value, fast.”

“Snack Prompt was built to make AI automation buying simple for small and mid-sized businesses,” said Eder Teixeira, Founder of Snack Prompt. “Joining forces with Spectral gives us the IP firepower, capital, and go‑to‑market leverage to scale our marketplace, expand vertical offerings, and serve customers even better—while our newsletter continues to grow the community and spotlight real‑world solutions.”

Transaction highlights (per the binding term sheet):

•Spectral to acquire 100% of Snack Prompt for 10,000,000 Spectral common shares (1,500,000 initial + up to 8,500,000 earn‑out).

•Spectral to invest up to $5,000,000 into the Snack Prompt business unit, subject to audits and milestones, including dedicated funding at closing to accelerate the AI newsletter and growth initiatives.

•Closing is subject to customary conditions, including completion of due diligence, board approvals, and execution of definitive agreements.

About Spectral Capital Corporation

Spectral Capital (OTCQB: FCCN) is an innovation-driven company focused on building, acquiring, and scaling products at the frontier of artificial intelligence. Spectral’s strategy combines original invention, an active pending‑patent pipeline, and disciplined productization to create durable value across enterprise and SMB markets. For more information visit Spectral Capital.

About Snack Prompt Corp.

Snack Prompt is an AI workflow‑automation marketplace designed for small and medium‑sized businesses, helping teams discover, compare, and adopt AI automations that save time and drive outcomes. Snack Prompt also publishes a top‑five AI newsletter by circulation, connecting a large and engaged audience with practical AI solutions.

Media Contact:

Contact@spectralcapital.com

Forward-Looking Statements

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